UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 16, 2021
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 ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (817) 928-1500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0004 par value	ELVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Board Members
On August 16, 2021, the Board of Directors of Elevate Credit, Inc. (the "Company") elected Michael Pugh and Manuel "Manolo" Sanchez, as Directors of the Company effective August 16, 2021. The Company issued a press release on August 18, 2021 announcing the elections, which is furnished herewith as Exhibit 99.1 and is incorporated by reference. At this time, there have not been any committee appointments for either Mr. Pugh or Mr. Sanchez.
Mr. Pugh and Mr. Sanchez are eligible to receive compensation pursuant to the Company's non-employee director compensation policy as described in the Company’s Proxy Statement for its 2021 Annual Meeting of Shareholders, including receipt of an initial award of restricted stock units (RSUs) of $300 thousand effective September 15, 2021, vesting over three years.
Neither Mr. Pugh or Mr. Sanchez were appointed pursuant to any arrangement or understanding between Mr. Sanchez or Mr. Pugh and any other person. There are no family relationships between them and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Neither the Company nor any of its subsidiaries have entered into any transactions with Mr. Pugh or Mr. Sanchez described in Item 404(a) of Regulation S-K.
Appointment of Executive Management Positions
Additionally, on August 16, 2021, the Board of Directors approved the following management changes, effective immediately, which are also described in the August 18, 2021 press release.
The Company announced that Christopher Lutes will transition to Chief Strategy Officer. Mr. Lutes held the position of Chief Financial Officer at Elevate and its predecessor company since 2007. Chad Bradford, Elevate’s Chief Accounting Officer, will serve as interim Chief Financial Officer while an internal and external search is conducted for the position. Mr. Bradford, age 50, has served as SVP-Finance and Chief Accounting Officer at Elevate and its predecessor company since 2012.
Furthermore, Scott Greever has been promoted to Chief Operating Officer. Mr. Greever, age 52, has previously served as Elevate’s Chief Product Officer since 2019. Mr. Greever has been with Elevate and its predecessor company since 2009 and has served as Managing Director – UK, CIO- UK, and Senior Vice President, Product. Mr. Greever’s promotion reflects his expanded responsibilities to include customer service, bank relationship and new product and brand launches.
Additional management changes made by the Company are described in the press release.
None of the above mentioned executives were appointed pursuant to any arrangement or understanding between them and any other person. There are no family relationships between them and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Neither the Company nor any of its subsidiaries have entered into any transactions with the above mentioned executives appointed as described in Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated August 18, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.
Date:	August 20, 2021	By:	/s/ Jason Harvison
Jason Harvison
President and CEO